Exhibit 23(a)




                          INDEPENDENT AUDITORS' CONSENT








We consent to the incorporation by reference in Registration Statement Nos. 33-48385, 33-91806, and 33-53029 on Form S-8 and Registration Statement No. 333-6159 on Form S-3 of American Medical Alert Corp. of our report dated February 17, 2000 appearing in this Annual Report on Form 10-KSB of American Medical Alert Corp. for the year ended December 31, 1999.




/s/ Margolin, Winer & Evens LLP
Margolin, Winer & Evens LLP
Garden City, New York
March 29, 2000